FOR IMMEDIATE RELEASE	Contact: David J. Hegarty, President, or John R. Hoadley, Treasurer (617) 796-8350 www.snhreit.com

SNH Announces Financial Results For The Quarter Ended March 31, 2004

        Newton, MA (May 3, 2004): Senior Housing Properties Trust (NYSE: SNH) today announced its financial results for the quarter ended March 31, 2004, as follows (in thousands, except per share data):

	Quarter Ended March 31,
	2004	2003
Total revenues	$36,543	$31,350
Net income	$13,269	$12,059
Funds from operations (FFO)	$23,694	$21,472

Weighted average shares outstanding	62,354	58,437

Per share data:
Net income	$0.21	$0.21
Funds from operations (FFO)	$0.38	$0.37
Distributions declared	$0.31	$0.31

        Senior Housing Properties Trust is a real estate investment trust headquartered in Newton, MA that owns 151 senior living properties located in 31 states.

Senior Housing Properties Trust
Financial Information
(in thousands, except per share data)

Income Statement:

	Quarter Ended March 31,

	2004	2003
Revenues:
Rental income	$34,829	$30,274
Interest and other income(1)	1,714	1,076

Total revenues	36,543	31,350

Expenses:
Interest(2)	10,370	7,849
Depreciation	9,585	8,653
General and administrative(3)	3,319	2,789

Total expenses	23,274	19,291

Net income	$13,269	$12,059

Weighted average shares outstanding	62,354	58,437

Net income per share	$0.21	$0.21

Balance Sheet:	At March 31, 2004	At December 31, 2003

Assets
Real estate properties	$1,442,707	$1,418,241
Less accumulated depreciation	170,011	160,426

	1,272,696	1,257,815
Cash and cash equivalents	3,799	3,530
Restricted cash	10,110	10,108
Deferred financing fees, net	10,825	11,311
Other assets(2)	21,374	21,336

Total assets	$1,318,804	$1,304,100

Liabilities and Shareholders' Equity
Unsecured revolving bank credit facility	$ 34,000	$ 102,000
Senior unsecured notes, net of discount	393,652	393,612
Junior subordinated debentures due 2041(2)	28,241	27,394
Secured debt and capital leases	31,625	31,817

Total debt	487,518	554,823
Other liabilities	20,896	21,371

Total liabilities	508,414	576,194
Shareholders' equity	810,390	727,906

Total liabilities and shareholders' equity	$1,318,804	$1,304,100

(1)	As previously announced, our litigation with Marriott International, Inc., or Marriott, was settled on January 7, 2004. As part of the settlement, Marriott paid us $1.25 million, which is included in interest and other income for the three months ended March 31, 2004.
(2)	Revised FASB Interpretation No. 46, which was issued in December 2003, requires that we deconsolidate the entity which has issued our trust preferred securities. The deconsolidation of this entity had no impact on our financial condition or net income. However, instead of presenting trust preferred securities on our balance sheet, we present the junior subordinated debentures that we issued to that entity. Distributions on the trust preferred securities are no longer presented on our income statement, but the interest on the debentures, which is equal to the distributions on the trust preferred securities, is included in interest expense. We reclassified previously reported results for the quarter ended March 31, 2003 and the balance sheet as of December 31, 2003, to conform to the current presentation.
(3)	During the quarter ended March 31, 2004, we incurred $775,000 of due diligence costs in connection with a potential acquisition. We were unable to reach an agreement with the seller and we are no longer pursuing this acquisition. As a result, we have expensed these costs and included them in general and administrative expenses for the three months ended March 31, 2004. General and administrative expenses for the three months ended March 31, 2003, include $600,000 of litigation expenses in connection with our lawsuits with Marriott and HEALTHSOUTH Corporation.

Senior Housing Properties Trust
Other Data
(in thousands, except per share and ratio amounts)

Calculation of Funds From Operations (FFO)(1):

	Quarter Ended March 31,
	2004	2003
Net income	$13,269	$12,059
Add: Depreciation expense	9,585	8,653
Deferred percentage rent(2)	840	760

FFO	$23,694	$21,472

Weighted average shares outstanding	62,354	58,437

FFO per share	$0.38	$0.37

Distributions declared per share	$0.31	$0.31

Leverage Ratios:

	At March 31, 2004	At December 31, 2003

Total debt / Total assets	37.0%	42.6%
Total debt / Real estate properties before depreciation	33.8%	39.1%
Total debt / Total book capitalization	37.6%	43.3%
Secured debt / Total debt	6.5%	5.7%
Secured debt / Total assets	2.4%	2.4%
Variable rate debt / Total debt	8.8%	20.0%

Coverage Ratios:

	Quarter Ended March 31,
	2004	2003
Net income	$13,269	$12,059
Deferred percentage rent	840	760
Interest expense	10,370	7,849
Depreciation expense	9,585	8,653

EBITDA(3)	$34,064	$29,321

EBITDA / Interest expense	3.3x	3.7x

(1)

We compute FFO as shown in the calculation above. Our calculation of FFO differs from the NAREIT definition of FFO because we include deferred percentage rent as discussed in Note 2 below. We consider FFO to be an appropriate measure of performance for a REIT, along with net income and cash flow from operating, investing and financing activities. We believe that FFO provides useful information to investors because by excluding the effects of certain historical costs, such as depreciation expense and gain or losses on sale of properties, FFO can facilitate comparison of current operating performance among REITs. FFO does not represent cash generated by operating activities in accordance with generally accepted accounting principles, or GAAP, and should not be considered an alternative to net income or cash flow from operating activities as a measure of financial performance or liquidity. FFO is one important factor considered by our board of trustees in determining the amount of distributions to shareholders. Other important factors include, but are not limited to, requirements to maintain our status as a REIT, limitations in our revolving bank credit facility and public debt covenants, the availability of debt and equity capital to us and our expectation of our future performance.

(2)

We recognize percentage rental income received during the first, second and third quarters in the fourth quarter. Although recognition of revenue is deferred until the fourth quarter for purposes of calculating net income, the calculation of FFO for the first three quarters includes estimated amounts with respect to those periods. The fourth quarter FFO calculation excludes the amounts recognized during the first three quarters.

(3)

We compute EBITDA as income from continuing operations plus interest expense, depreciation expense and deferred percentage rent. We consider EBITDA to be an appropriate measure of performance for a REIT, along with net income and cash flow from operating, investing and financing activities. EBITDA does not represent cash generated by operating activities in accordance with GAAP and should not be considered an alternative to net income or cash flow from operating activities as a measure of financial performance or liquidity.

Senior Housing Properties Trust
Other Data
The following additional data is intended to respond to frequently asked questions.
At March 31, 2004
(dollars in thousands)

	# of Properties	# of Units/Beds	Investment	% of Investment	Current Annual Rent Revenues	% of Current Annual Rent Revenues
Facility Type
Independent living communities(1)	36	10,485	$980,619	68.0%	$84,813	58.9%
Assisted living facilities	50	3,835	172,348	11.9%	29,826	20.7%
Skilled nursing facilities	63	6,571	246,187	17.1%	20,768	14.4%
Hospitals	2	364	43,553	3.0%	8,700	6.0%

Total	151	21,255	$1,442,707	100.0%	$144,107	100.0%

Tenant/Operator
Five Star/Sunrise (2)	31	7,491	$619,942	42.9%	$63,674	44.2%
Sunrise/Marriott (3)	14	4,091	325,473	22.6%	30,975	21.5%
Five Star(4)	67	6,151	254,643	17.6%	18,290	12.7%
NewSeasons/IBC (5)	10	1,019	87,627	6.1%	9,287	6.4%
HEALTHSOUTH	2	364	43,553	3.0%	8,700	6.0%
Alterra Healthcare	18	894	61,126	4.2%	7,015	4.9%
Genesis HealthCare	1	156	13,007	1.0%	1,509	1.1%
5 private companies (combined)	8	1,089	37,336	2.6%	4,657	3.2%

Total	151	21,255	$1,442,707	100.0%	$144,107	100.0%

Quarter Ended March 31,
Tenant Operating Statistics (6)					Percentage of Operating Revenue Sources
	Rent Coverage		Occupancy		Private Pay		Medicare		Medicaid
	2004	2003	2004	2003	2004	2003	2004	2003	2004	2003
Five Star/Sunrise (2)	1.1x	1.0x	90%	91%	85%	86%	11%	10%	4%	3%
Sunrise/Marriott (3)	1.3x	1.3x	88%	87%	82%	82%	13%	13%	5%	5%
Five Star (4) (7)	1.7x	1.6x	89%	90%	31%	32%	21%	18%	48%	50%
NewSeasons/IBC(5) (7)	1.0x	1.0x	79%	78%	100%	100%	0%	0%	0%	0%
HEALTHSOUTH(8)	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA
Alterra Healthcare(7)	1.6x	1.6x	83%	88%	99%	98%	0%	0%	1%	2%
Genesis HealthCare	1.6x	1.0x	96%	96%	22%	19%	33%	38%	45%	43%
5 private companies (combined)	2.2x	2.2x	87%	89%	22%	17%	25%	20%	53%	63%

(1)	Properties where the majority of units are independent living apartments are classified as independent living communities.

(2)

The 31 properties leased to Five Star Quality Care, Inc., or Five Star, are managed by Sunrise Senior Living, Inc., or Sunrise. Sunrise does not guaranty our lease with Five Star. Rent coverage is after non-subordinated management fees of $4.6 million and $4.2 million in the quarter ended March 31, 2004 and 2003, respectively.

(3)	Marriott International, Inc., or Marriott, guarantees the lease for the 14 properties leased to Sunrise.

(4)	On March 1, 2004 our leases with Five Star for 14 independent and assisted living properties and for 53 nursing homes were combined into one lease.

(5)	Independence Blue Cross, or IBC, a Pennsylvania health insurer, guarantees the lease for the 10 properties leased to NewSeasons Assisted Living Communities, Inc., or NewSeasons.

(6)

All tenant operating data presented are based upon the operating results provided by our tenants for the indicated periods ending March 31, 2004, or the most recent prior period tenant operating results available to us from our tenants. Rent coverage is calculated as operating cash flow from our tenants’ facility operations, before subordinated charges and capital expenditure reserves, divided by rent payable to us. We have not independently verified our tenants’ operating data.

(7)	Includes data for periods prior to our ownership of these properties.

(8)

During 2003, HEALTHSOUTH issued a press release stating that its historical financial information should not be relied upon. In 2004, HEALTHSOUTH issued a press release stating that audited financial information would not be available until 2005. Because we have reason to doubt the financial information we have from HEALTHSOUTH we do not disclose any operating data for this tenant.